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                                                 Exhibit 16.1 to FORM 8-K


January 13, 1998

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


Gentlemen:

We have read Item 4 of Form 8-K dated January 13, 1998 of Iatros Health Network, Inc. and are in agreement with the statements contained in the first two sentences of paragraph 4(a) and the statements contained in 4(b) and 4(d) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                    ERNST & YOUNG LLP